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                                NORTH BAY BANCORP
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

                                 Investor Contact: Terry L. Robinson
[NORTH BAY LOGO OMITTED]                           President & CEO
                                                   trobinson@northbaybancorp.com
                                                   707-252-5024

                                    Media Contact: Stacey Heater-Divine
                                                   VP Marketing
                                                   sdivine@northbaybancorp.com
                                                   707-252-5078


        NORTH BAY BANCORP NAMES NOMINEES FOR NEW CONSOLIDATED BOARD SEATS

Napa, CA - April 15, 2004 - North Bay Bancorp (Nasdaq: NBAN), holding company for The Vintage Bank and Solano Bank, today announced the nominees for its Board of Directors at its upcoming annual meeting of shareholders. These nominations are part of the company's plan to simplify and streamline its corporate structure by combining the Boards of both The Vintage Bank and Solano Bank with the Board of Directors of North Bay Bancorp. Conditional on regulatory approval, the charters of The Vintage Bank and Solano Bank will be combined in the near future, with the banks operating as divisions of a single bank subsidiary of North Bay Bancorp.

 "Our vision is for North Bay Bancorp to be the premier independent financial institution in the communities we serve for the next decade and beyond. We believe these changes will provide long-term benefits for our shareholders and customers, and greatly enhance the efficiency of our management team in directing the operations of both banks and the holding company. The changes will save management time, reduce costs and enhance our competitive position in the market over the long run. Day-to-day operations of the banks will not be affected; our customers and employees should see no changes," said Terry Robinson, President and CEO.

At it's annual meeting of shareholders scheduled for May 6, 2004, shareholders will be asked to vote on the expansion of the Board of Directors from 10 members to 16 members, who will serve three year staggered terms. The nominees are as follows:

          Class C Directors nominated to serve a 3-year term:

                  David Gaw, NBAN Chairman, served as a director of The Vintage Bank from 1984 until the Fall of 2003 and as Chairman of the Board of the bank from 1992 to 1994. He continues to serve as a director of Solano Bank and as Chairman of the NBAN Nominating/Governance Committee.

                  Richard Long, NBAN Vice-Chairman,  has served as a director of
                  NBAN  since  1999  and   serves  as   Chairman   of  the  NBAN
                  Compensation Committee.

                  Conrad Hewitt, Chairman of the NBAN Audit Committee, has served as a director of NBAN since 1999, is the financial expert for the Board of Directors, and is a member of the NBAN Compensation Committee.

                  Terry Robinson, President, Chief Executive Officer and Director of NBAN, also served as President and Chief Executive Officer of The Vintage Bank until April 2002. He has continued to serve as a Director of Solano Bank and The Vintage Bank.

          Class B Directors nominated to serve a 2-year term:

                  Tom Malloy, a past NBAN Chairman, has served as a director of The Vintage Bank since 1984 and of NBAN since 1999. He is a member NBAN's Compensation Committee and Nominating/Governance Committee.

                  Fred Hearn has served as a director of Solano Bank and a director of NBAN since 2000. He is a member of NBAN's Compensation and Nominating/Governance Committees.

          Connie Klimisch was appointed as a director of Solano Bank in 2002.

                                                                          (more)

North Bay Nominates Board Members
April __, 2004
Page Two

          Class A Directors nominated to serve a 1-year term:

                  Jim Tidgewell has served as a director of The Vintage Bank since 1988 and Board Chairman since 2003. He has been a director of NBAN since 1999 and is a member of NBAN's Audit and Nominating/Governance Committees.

                  Tom Lowenstein has served as a director of The Vintage Bank since 1988 and was Board Chairman from 2000 to 2003. He has served as a director of NBAN since 1999 and is a member of NBAN's Audit, Compensation and Nominating/Governance Committees.

                  Tom Gavin has served as a director and Board Chairman of Solano Bank since 2000. He has served as a director of NBAN since 2000.

Should shareholders approve expansion of the Board of Directors, the Board plans to appoint Lauren Ackerman, Dr. Andrew Nicks, Thomas Shelton, Jack Anthony, Denise Suihkonen and Stephen Spencer to serve as members of the Board of Directors.

"It was wonderful to have a stellar pool of candidates from which to choose our nominees. The current directors of The Vintage Bank and Solano Bank have a depth of experience and dedication to serving our community that is extraordinary," said David Gaw, Chairman. "It was a very difficult job to select among the candidates for the Board of Directors, and we appreciate each of the Board members for their selfless service to our company and our community. We hope that those who were not selected to the North Bay Bancorp Board will honor us by continuing to serve as members of the soon-to-be-organized Community Boards that will provide advice and direction in serving the citizens of Napa and Solano Counties."

ABOUT NORTHBAY BANCORP

North Bay Bancorp is the parent company of two community banks in the North Bay Region of Northern California--The Vintage Bank based in Napa County and Solano Bank based in Solano County. Both subsidiaries are full service commercial banks offering a wide selection of deposit, loan and investment services to local consumers and small business customers.

The Vintage Bank, which opened for business in 1985, currently operates five banking offices in Napa County, Northern California's number one tourist destination and the nation's premier wine producing region. The Bank's main office and two branch offices are located in the City of Napa. Vintage also has a branch in the City of St. Helena, a branch on Airport Road in the Southern industrial area of Napa County and an off-site ATM facility in Yountville.

Solano Bank, which opened in July 2000, operates offices in the primary cities along the I-80 corridor of Solano County. The Bank's main office is located in Vacaville, with branch offices in Fairfield, Vallejo and Benicia and an off-site ATM facility in downtown Fairfield. This region, projected to be the fastest growing county in Northern California through year 2020, is attracting people with a quality lifestyle, affordable housing and business-friendly attitude.

This news release contains forward-looking statements with respect to the financial condition, results of operation and business of North Bay Bancorp and its subsidiaries. These include, but are not limited to, statements that relate to or are dependent on estimates or assumptions relating to shareholder elections, regulatory approvals for charter consolidation and the prospects of loan growth, credit quality and certain operating efficiencies resulting from the operations of The Vintage Bank and Solano Bank. These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements are detailed in the North Bay Bancorp reports filed with the Securities and Exchange Commission.

     Note: Transmitted on Business Wire on April ___, 2004 at ___ _.m. PDT